Exhibit 99.1

Ondas Acquires Three Defense Technology Businesses to Expand Its Integrated Autonomous Defense Systems Platform

Acquisitions add field-deployed and near-term mission-ready capabilities across acoustic intelligence, resilient communications, remote operations and GNSS-denied navigation, strengthening existing Ondas platforms and enabling new integrated solutions and revenue opportunities.

Insignito adds a unique passive acoustic sensing layer to detect, classify, and track drones particularly useful for small FPV drone systems and fiber optic systems that are difficult to detect by traditional methods.

Ottopia Defense combines AI-powered autonomy capabilities and ultra-low-latency teleoperation, and intelligent networking, connecting unmanned maneuvering platforms with human operators and command centers for one-to-many capabilities.

Caribou Labs is a provider of GNSS-denied navigation and resilient communications technology that will add key capabilities and differentiation for Ondas platforms in combat environments.

WEST PALM BEACH, FL / September 23, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous systems and next-generation defense and security technologies, announced today that it has acquired three defense technology businesses, adding advanced capabilities that enhance the Company’s mission capabilities and expand its addressable markets. The acquired businesses bring technologies ranging from systems already deployed in active conflict environments to capabilities positioned for near-term mission integration across Ondas’ existing platforms. The acquisitions are designed to strengthen Ondas’ existing and future autonomous platforms, accelerate the development of integrated solutions and create new opportunities for growth across the defense and autonomous systems markets.

“These acquisitions reflect our strategy of assembling the critical technologies required to make autonomous systems more capable, resilient and scalable in contested environments,” said Eric Brock, Chairman and CEO of Ondas Inc. “Together, these businesses give Ondas more to sell and more ways to win. They add commercial revenue streams we can grow across our customer base, and they strengthen our ability to pursue larger, longer-term customer programs where we deploy and sustain more capable autonomous systems on behalf of the customers we serve.”

Insignito – AI-Enabled Acoustic Intelligence for C-UAS.

Insignito’s mission-ready technology creates a passive acoustic sensing layer designed to detect, classify, track and localize drones by their acoustic signatures, including small drones, FPV systems, low-altitude threats and autonomous or RF-silent platforms that can challenge traditional radar and radio-frequency detection. Its flagship DUMBO system has been successfully deployed in conflict zones listening to the operating environment rather than transmitting RF or electromagnetic energy, applying real-time signal processing, advanced acoustic modeling, artificial intelligence and proprietary algorithms to identify unmanned aerial vehicle signatures. The technology is designed to complement radar, RF and electro-optical sensors, adding an independent sensing modality to a layered, multi-sensor C-UAS architecture.

Beyond passive detection, Insignito has developed several additional capabilities including WaveGuide, a software-based mission-planning capability that models the acoustic detectability of aerial platforms along planned trajectories; Silent Propellers, which applies acoustic engineering to reduce the noise signature of unmanned aircraft; and Banshee, an acoustic-enabled drone interception technology under development. Collectively, these capabilities span detection, mission planning, signature reduction and interception.

Ottopia Defense – Mission-Critical Communications and Remote Control for Unmanned Systems.

Ottopia Defense (“Ottoppia”) provides software and communications infrastructure connecting unmanned maneuvering platforms with remote operators and command centers. The technology is designed to maintain the continuous, real-time flow of video, telemetry, mission data and commands in remote, harsh, bandwidth-constrained, degraded and mission-critical environments. Its architecture dynamically manages high-priority operational data across available communications channels, helping preserve the connection between unmannedplatforms and human operators when battlefield connectivity is inconsistent or disrupted.

Ottopia’s mission-ready platform combines AI-enabled autonomy, ultra-low-latency teleoperation, remote control and resilient communications, enabling operators to supervise multiple unmanned systems, monitor live video and telemetry, and intervene whenever human judgment or direct control is required. Its one-to-many architecture allows a smaller number of operators to manage multiple assets from centralized mission centers or distributed command environments while preserving human oversight and command authority.

Caribou Labs – Resilient Communications for GNSS-denied environments.

Caribou Labs (“Caribou”) is a deep-tech, dual-use company specializing in EW environments providing resilient communications and deterministic identification. The company combines domain expertise in RF engineering, sensing and defense systems. Caribou’s mission is to deliver GPS-independent positioning timing and visibility when digital infrastructure fails. The company’s products are complementary to Ondas’ autonomous systems by helping to complete an end-to-end autonomy and resiliency stack that includes connectivity, navigation, identification and regulatory compliance across aerial, ground and command platforms. Caribou’s technology is currently deployed in active conflict environments and has a global pipeline of new customer opportunities.

Building an Integrated Technology Stack for Autonomous Defense

Ondas intends to integrate these technologies across its existing portfolio. Insignito adds acoustic sensing that enhances Ondas’ current C-UAS solution with an additional FPV drone detection layer. Ottopia provides the resilient connectivity and human command capabilities required for remote operations of unmanned ground vehicles such as Iron Wave. Caribou adds navigation, positioning and communications capabilities for GNSS-denied environments that are required across Ondas’ platforms. Combined with Ondas’ existing autonomous platforms, sensors, software and mission systems, these capabilities are expected to strengthen an increasingly integrated technology stack spanning detection, connectivity, navigation, autonomy and mission execution. This approach is central to Ondas’ Systems-of-Systems strategy: combining differentiated technologies across multiple platforms to enhance existing products, accelerate the development of new solutions and expand the markets and revenue opportunities available to the Company.

Transaction Summary of Strategic Acquisitions

Ondas acquired the businesses for aggregate consideration of $56 million, payable in cash or Ondas common stock. Based on Ondas’ forecasts, the purchase price represents less than three times the businesses’ expected 2027 revenue. The transactions also include potential earnout consideration of up to $32 million in the aggregate, payable in cash or Ondas common stock upon the achievement of key performance milestones through 2028.

In connection with the acquisitions, the Company approved inducement grants of restricted stock units (RSUs) representing 2,979,063 shares of the Company’s common stock and stock options exercisable for 80,000 shares of the Company’s common stock with an exercise price of $7.72 per share to a total of 37 newly-hired employees in connection with the acquisitions. The equity awards were granted under the Ondas Inc. 2026 Inducement Plan pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual’s employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. RSUs representing (i) 222,727 shares of the Company’s common stock vest in eight (8) equal quarterly installments over two years following the closing date, subject to the applicable employee’s continued employment with the Company; (ii) 1,866,061 shares of the Company’s common stock vest one-third on September 23, 2027 and subsequently in eight equal quarterly installments, subject to the applicable employee’s continued employment with the Company; and (iii) 890,275 shares of the Company’s common stock vest on the closing date. Stock options representing 80,000 shares of the Company’s common stock vest one-third on September 23, 2027 and subsequently in twenty-four equal monthly installments, subject to the applicable employee’s continued employment with the Company.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, including autonomous drone systems, counter-UAS technologies, robotic ground systems, advanced unmanned aircraft and propulsion solutions, demining and engineering systems, and integrated sensing and communications technologies designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

For additional information on Ondas Inc., visit www.ondas.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

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